UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHEROKEE INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	July 17, 2007
TIME:	10:00 a.m. local time
PLACE:	2841 Dow Avenue
Tustin, California 92780

To our Stockholders:

The 2007 annual meeting of stockholders of Cherokee International Corporation, a Delaware corporation, referred to as Cherokee or the Company, will be held on July 17, 2007, at 10:00 a.m. local time, at Cherokee’s offices at 2841 Dow Avenue, Tustin, California, for the following purposes:

1.                To elect seven members to the board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified;

2.                To ratify the selection of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending December 30, 2007;

3.                To consider and vote upon a proposal to increase the number of shares of the Company’s common stock reserved for issuance under the Company’s 2004 Omnibus Stock Incentive Plan by 1,000,000 shares; and

4.                To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Stockholders who own shares of our common stock at the close of business on June 7, 2007, the record date fixed by our board of directors, are entitled to notice of, and to vote at, the meeting.

Whether or not you expect to attend the annual meeting in person, you are urged to submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy over the Internet, by telephone or by mail. For specific instructions, please refer to “Submitting a Proxy via the Internet or by Telephone” beginning on page 41 of the proxy statement and the instructions on the proxy card. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors
/s/ LINSTER W. FOX
Linster W. Fox Executive Vice President, Chief Financial Officer and Secretary

Tustin, California
June 15, 2007

CHEROKEE INTERNATIONAL CORPORATION

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
July 17, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished to the stockholders of Cherokee International Corporation, a Delaware corporation (“Cherokee”), in connection with the solicitation by the board of directors of Cherokee of proxies in the accompanying form for use in voting at our annual meeting of stockholders to be held on Tuesday, July 17, 2007 at 10:00 a.m. local time, at Cherokee’s principal executive offices located at 2841 Dow Avenue, Tustin, California 92780, and any adjournment, continuation or postponement of the meeting.

We intend to mail this proxy statement on or about June 15, 2007 to all stockholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

Stockholders who own shares of our common stock at the close of business on June 7, 2007, referred to as the record date, are entitled to notice of, and to vote at, the annual meeting. As of June 12, 2007, we had 19,346,959 shares of common stock issued and outstanding.

Dissenters Rights of Appraisal

Under applicable Delaware law, none of the holders of our common stock are entitled to dissenters’ rights of appraisal in connection with any proposal to be acted on at the annual meeting.

How Your Proxy Will Be Voted

If you complete and submit your proxy, the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit a proxy, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of Proposal 1, in favor of Proposal 2, and in favor of Proposal 3. In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the board of directors. We have not received notice of any other matters that may properly be presented at the annual meeting.

Revoking Your Proxy

You may revoke your proxy at any time prior to the date of the annual meeting by: (1) submitting a later-dated proxy via the Internet, by telephone or by mail, or (2) delivering to us at 2841 Dow Avenue, Tustin, California 92780, Attn: Secretary, a written notice of revocation that is signed at a later date by the person who signed the earlier proxy. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the meeting to be effective. You may also submit your vote in person at the annual meeting, even if you have previously submitted a proxy.

Voting

Tabulation; Quorum

Each share of our common stock outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. Our transfer agent, Computershare Trust Company, Inc., will tabulate the votes. A quorum, which is a majority of the outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you submit a proxy by telephone or over the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained.

Treatment of Abstentions; Broker Non-Votes

We intend to treat abstentions and broker non-votes in the following manner. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition to such proposals.

Solicitation of Proxies

We will pay for the cost of this solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Cherokee’s by-laws state that the number of directors shall be no less than three and no more than fifteen. The number of authorized directors is currently fixed at seven. At the annual meeting, stockholders will be asked to elect all seven directors, each of whom will serve until the next meeting of stockholders and until a successor has been elected and qualified or until the director’s earlier resignation or removal. The nominating and governance committee of the board of directors has nominated the persons named below for election as directors at the annual meeting.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named below. If any of the seven nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the then-present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until his or her earlier resignation or removal.

Information Concerning the Nominees and Members of the Board of Directors

The names of the nominees to our board of directors and certain information about them are set forth below.

Name of Nominee	Age	Position
Raymond Meyer	66	Chairman of the Board
Jeffrey Frank	52	President, Chief Executive Officer and Director
Vincent Cebula	43	Director
Clark Michael Crawford	61	Director
Daniel Lukas	36	Director
Larry Schwerin	50	Director
Edward Philip Smoot	69	Director

Raymond Meyer became a member of our board of directors in December 2004, and he was appointed Chairman of the Board in December 2006. Mr. Meyer has more than 30 years of electronics industry experience and has been an independent consultant since 1997. Mr. Meyer was president of Deltec Electronics from 1984 to 1997. Prior to that time, he held executive positions in the ACDC Division of Emerson Electric Company.

Jeffrey Frank joined Cherokee in September 2001 as President, Chief Executive Officer and a member of our board of directors. Prior to joining Cherokee, Mr. Frank was President of Lambda LEI from July 2000 through September 2001. From May 1996 to March 2000, Mr. Frank was President of Polestar Laboratories. Mr. Frank has over 23 years of experience in the electronics industry, of which he spent twelve years with Deltec Electronics, a manufacturer of uninterruptible power supplies that are marketed to original equipment manufacturers globally.

Vincent Cebula became a member of our board of directors in April 2006. Since June 1995, Mr. Cebula has been a Managing Director of Oaktree Capital Management, LLC, a private equity investment management firm that invests in a wide range of public and private securities.

Clark Michael Crawford became a member of our board of directors in January 2003. Mr. Crawford has held several key management positions for both Verizon Communications Inc. and GTE Corporation. At GTE, from June 1993 to June 2000, Mr. Crawford served as Vice President of West Area Operations,

President of GTE California, Vice President of Information Technology, President of GTE Data Services and Chairman of GTE Commercial Services. Subsequent to his work at GTE, Mr. Crawford served as Senior Vice President, Service Assurance for Verizon from June 2000 until his retirement from Verizon in July 2001.

Daniel Lukas became a member of our board of directors in September 2006. Mr. Lukas has been Managing Director with the New York office of GSC Partners since 2006. From March 2003 until 2005, Mr. Lukas was a Managing Director with GSC Partners. GSC Partners, with offices in New York, New Jersey, Los Angeles and London, is a registered investment advisor with $10.7 billion of assets under management. From December 2000 until March 2003, Mr. Lukas was with Thomas Weisel Partners, where he served as a Vice President in the private equity and debt funds groups. He began his career in the Investment Banking Division of Goldman, Sachs & Co.

Larry Schwerin became a member of our board of directors in February 2007. Since January 2005, Mr. Schwerin has been the president and CEO of Capella Photonics, Inc., a privately held company headquartered in San Jose, California, that specializes in wavelength switching subsystems for communication networks. He has more than 20 years of firsthand experience in telecommunications, technology, and venture capital. Previously, from April 2001 to December 2004, Mr. Schwerin served as general partner with Vanguard Ventures focusing on investment in early stage advanced technology companies. Mr. Schwerin started his professional career at AT&T Bell Laboratories, and later became general manager of AT&T’s Global Fiber Access Systems, and led the world-wide deployment of Fiber to the Home activities. He also served as a founder and general manager of Lucent Technologies’ Wireless Broadband Networks Division. Mr. Schwerin graduated with highest honors from Drexel University with a Bachelor of Science degree in Electrical Engineering. He achieved highest honors with a Master in Science degree in Electrical Engineering from Cornell University.

Edward Philip Smoot became a member of our board of directors in December 2006. Mr. Smoot has been president, chief executive officer and chairman of San Diego-based Anacomp, Inc. since January 2005. His responsibilities include overall corporate strategy and management of the day-to-day operations of Anacomp’s global business units. Prior to joining Anacomp, from April 2001 to December 2004, Mr. Smoot was the General Partner of Vanguard Ventures, a firm that invested in communications and technology companies. Mr. Smoot has spent the majority of his 40-year career in global manufacturing and service-related businesses.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF ALL DIRECTORS NOMINATED.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has selected Mayer Hoffman McCann P.C. as the Company’s independent auditors to perform the audit of Cherokee’s financial statements for the fiscal year ending December 30, 2007, and the stockholders are being asked to ratify such selection. For further discussion regarding the appointment of Mayer Hoffman McCann P.C., see Change in Independent Accountant. We expect that a representative of Mayer Hoffman McCann P.C. will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.

Although stockholder ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors is not required by the Company’s by-laws or otherwise, the board of directors is submitting the audit committee’s selection of our independent auditors to the stockholders for ratification at the annual meeting as a matter of good corporate practice. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. If the proposal is not approved, the audit committee may reconsider its selection of independent auditors. Even if the proposal is approved, the audit committee may reconsider its selection and may appoint different independent auditors at any time during the year if it determines that such a change would be in the best interests of Cherokee and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN P.C. AS INDEPENDENT AUDITORS.

PROPOSAL 3

AMENDMENT OF 2004 OMNIBUS STOCK INCENTIVE PLAN

On February 16, 2004, prior to Cherokee’s initial public offering of common stock, the board of directors adopted, and the then stockholders of Cherokee approved, the Cherokee International Corporation 2004 Omnibus Stock Incentive Plan (the “Stock Plan”), which provides for the grant of various types of stock-based compensation to officers, directors, employees, consultants and advisors of Cherokee and its subsidiaries. 800,000 shares of common stock were initially reserved for issuance pursuant to awards under the Stock Plan. Automatic annual increases were added to the share reserve on the first day of the fiscal year (beginning in 2005) equal to the lesser of (1) 450,000 shares or (2) 2% of the number of outstanding shares on the last day of the immediately preceding fiscal year. Subject to stockholder approval, on June 12, 2007, the board of directors approved amendments to increase the number of shares reserved for issuance by 1,000,000 shares and to specify that the maximum number of shares that may be issued upon exercise of incentive stock options (“ISOs”) be 1,800,000 shares, subject to the automatic annual increases as described above. If Cherokee’s stockholders approve the amendments, the automatic annual increases will continue. The board of directors believes that the grant of equity based awards, such as stock options and restricted stock, is a highly effective way to align the interests of management with those of the Company stockholders and provides a cost-effective means of recognizing employee contributions to the success of the Company. The board of directors also believes that increasing the number of shares of common stock available for this purpose will be important to Cherokee’s future success by allowing it to remain competitive in attracting and retaining highly qualified technical and other key personnel.

On June 12, 2007, the closing price of Cherokee’s common stock on the Nasdaq National Market was $4.84 per share.

At the annual meeting, the stockholders are being requested to approve amendments to the Stock Plan to increase the number of shares reserved for issuance under the Stock Plan by 1,000,000 shares and to specify that the maximum number of shares that may be issued under the Stock Plan upon exercise of ISOs be 1,800,000 shares, subject to the automatic annual increases as described above. The information in the following table is as of December 31, 2006.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	2,297,054	$6.23	905,031
Equity compensation plans not approved by security holders	—	—	—

(1)          Includes 634,490 of shares issuable pursuant to our 2004 Employee Stock Purchase Plan. The number of shares available for future issuance under our 2004 Omnibus Stock Incentive Plan is subject to an automatic annual increase equal to the lesser of 450,000 shares or 2% of the number of outstanding shares of our common stock on the last day of the immediately preceding fiscal year. The number of shares available for issuance under our 2004 Employee Stock Purchase Plan is subject to an automatic annual increase equal to the lesser of 250,000 or 1% of the number of outstanding shares on the last day of the immediately preceding fiscal year.

The summary that follows is subject to the actual terms of the Stock Plan, a copy of which is attached as Annex A to this Proxy Statement.

Summary of the Purposes of the Stock Plan

The purpose of the Stock Plan is to enable Cherokee to attract and retain highly qualified personnel who will contribute to Cherokee’s success and to provide incentives to participants that are linked directly to increases in stockholder value and will therefore inure to the benefit of all of Cherokee’s stockholders.

Types of Incentive Awards under the Stock Plan

The Stock Plan provides for the granting of ISOs within the meaning of Section 422 of the Code, options which do not qualify as ISOs, known as nonqualified stock options (“NSOs”), or a combination of both ISOs and NSOs (“options”); provided, however, that ISOs may be granted only to employees of Cherokee and its subsidiaries. Options granted under the Stock Plan may be accompanied by stock appreciation rights (“SARs”). SARs may also be granted independently of options. The Stock Plan also provides for the granting of restricted stock, deferred stock and performance shares (together, referred to as “restricted awards”).

Plan Administration

The Stock Plan is currently administered by Cherokee’s board of directors and by the Compensation Committee, which consists solely of two or more directors of the Company who are “non-employee directors” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) (such board of directors or Compensation Committee is sometimes referred to in this summary as the “plan administrator”). The Stock Plan provides that no member of the board or committee will be liable for any action or determination taken or made in good faith with respect to the Stock Plan or any option, right or restricted award granted under the Stock Plan.

Subject to the terms of the Stock Plan, the plan administrator has the right to grant awards to eligible recipients and, subject to the terms of the Stock Plan, to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the vesting schedule and exercise price of such awards, and to reduce the option price of any options to the then current fair market value of the common stock if such fair market value underlying the options has declined since the date of grant.

Securities Subject to the Stock Plan

There were initially reserved for issuance under the Stock Plan 800,000 treasury or authorized but unissued shares of Cherokee’s common stock. In each of January 2005, 2006 and 2007, the number of shares reserved was automatically increased by 384,124 shares, 385,192 shares and 386,754 shares, respectively. Subject to stockholder approval, on June 12, 2007, the board of directors approved amendments to increase the number of shares reserved for issuance by 1,000,000 shares and to specify that the maximum number of shares that may be issued upon exercise of ISOs be 1,800,000 shares, subject to the automatic annual increases as described above. If Cherokee’s stockholders approve the amendments, the automatic annual increases will continue. As of June 7, 2007, 729,920 shares of common stock remained available for issuance pursuant to new awards under the Stock Plan. The aggregate number of shares of common stock as to which options, rights, restricted stock and performance shares may be granted to any individual during any calendar year may not, subject to adjustment as set forth below, exceed 500,000 shares.

The Stock Plan provides that, in the event of changes in the common stock by reason of a merger, reorganization, recapitalization, common stock dividend, stock split or similar change, the plan administrator will make appropriate adjustments in the aggregate number of shares available for issuance under the Stock Plan, the purchase price to be paid and the number of shares issuable upon the exercise thereafter of any option previously granted and in the purchase price to be paid and the number of shares issuable pursuant to restricted awards. The plan administrator will have the discretion to make other appropriate adjustments. The plan administrator may also provide for the cancellation of any outstanding awards and payment in cash or other property therefor.

Eligibility

Discretionary grants of options, rights and restricted awards may be made to any officer (including officers who are directors), employee, or any consultant or advisor of Cherokee or its direct and indirect subsidiaries. As of June 7, 2007, 115 employees were eligible to be granted awards under the Stock Plan.

ISO Limitation

The aggregate fair market value (determined as of the date of grant) of the shares granted to any employee under the Stock Plan or any other option plan of Cherokee or its subsidiaries that may become exercisable for the first time in any calendar year is limited, with respect to ISOs, to $100,000. This restriction does not apply to NSOs, rights or restricted awards. The maximum number of shares that may be issued upon exercise of ISOs is 1,800,000, subject to the automatic annual increases as described above.

Exercise of Options

Options will vest and become exercisable according to a schedule established by the plan administrator. In the case of options exercisable by installment, options not exercised during any one year may be accumulated and exercised at prescribed times during the remaining years of the option. Options that are not exercised within ten years from the date of grant will expire without value. Options are exercisable during the optionee’s lifetime only by the optionee.

The section entitled “Death—Termination of Employment—Restrictions on Transfer” describes the provisions that relate to the exercise of an option following termination of employment or service, including death, disability or retirement.

The purchase price of the stock purchased pursuant to the exercise of an option will be as determined by the plan administrator at the time an option is granted and may be adjusted in accordance with the antidilution provisions described in “Securities Subject to the Stock Plan.” The exercise price of an ISO and of options intended to qualify as “performance-based compensation” under Section 162(m) of the Code may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an ISO granted to a 10% or greater stockholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock on the date the option is granted. Upon the exercise of any option, the purchase price must be fully paid in cash or its equivalent, or, at the discretion of the plan administrator, by means of any cashless exercise procedure approved by the plan administrator, by delivery of unrestricted common stock already owned by the optionee, by delivery of restricted stock awards, by means of any other form of consideration approved by the plan administrator and permitted by applicable law, or by a combination of the foregoing. If restricted awards are used to pay the exercise price, certain of the shares acquired upon exercise will also be subject to restrictions.

Automatic Director Options

Each of Cherokee’s non-employee directors automatically receives an initial grant of options to purchase 10,000 shares of common stock, at an exercise price per share equal to the fair market value of the common stock on the date of grant, on the date the director first joins the board. In addition, the non-employee directors are provided with an annual grant of options to purchase 10,000 shares on the date immediately following each annual meeting of stockholders provided that as of such date, such director shall have served on the Company’s board of directors for the preceding six months. All of the foregoing options will have a 10-year term and will vest over a four-year period.

Stock Appreciation Rights

SARs may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of an option (“Related Rights”). Upon the exercise of a SAR, a holder is entitled to receive cash, unrestricted shares of common stock or any combination thereof, as determined by the plan administrator, in an amount equal to the excess of the fair market value of one share of common stock over the exercise price per share specified in the related option (or in the case of a Free Standing Right, the price per share specified in such SAR), multiplied by the number of shares in respect of which the SAR is exercised.

With respect to SARs that are Related Rights, each such SAR will terminate upon the termination or exercise of the pertinent portion of the related option, and the pertinent portion of the related option will terminate upon the exercise of any such SAR. Unless otherwise determined by the plan administrator at grant, if a SAR is granted with respect to less than the full number of shares covered by a related option, the SAR will only be reduced if and to the extent that the number of shares covered by the exercise or termination of such option exceeds the number of shares not covered by such SAR. SARs that are Related Rights may be exercised at any time that the underlying option is exercisable or, at the discretion of the plan administrator, in certain other limited circumstances. In the case of SARs that are Related Rights, such Related Rights may not be exercised during the first six months after grant except in the event of death or Disability (as defined in the Stock Plan) of the recipient prior to the expiration of the six-month period. With respect to NSOs, Related Rights may be granted at or after the grant of such an option. In the case of ISOs, Related Rights may be granted only at the time of grant of the ISOs.

SARs that are Free Standing Rights may be exercised at such time or times and may be subject to such terms and conditions as may be determined by the plan administrator at or after grant. In the case of SARs that are Free Standing Rights, such Free Standing Rights may not be exercised during the first six months after grant thereof, except in the event of death or Disability of the recipient prior to the expiration of the six-month period. The term of each Free Standing Right will be fixed by the plan administrator but may not exceed ten years from the date of grant. The price per share for each Free Standing Right will be set by the plan administrator but will not be less than 100% of the fair market value of a share of common stock on the date of grant.

Restricted Awards

A restricted stock award is an award of common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a period (“restricted period”) of ten years, or such shorter period as the plan administrator may determine, from the date on which the award is granted. The plan administrator may also impose such other restrictions and conditions on an award as it deems appropriate. The plan administrator may provide that the foregoing restrictions will lapse in installments. In addition, the plan administrator has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the restricted period. Deferred stock is the right to receive common stock at the end of a specified deferral period. Performance shares are shares of common stock subject to restrictions based upon the attainment of performance goals.

Upon the award of any restricted stock or performance shares, the participant will have the rights of a stockholder with respect to the shares, including dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the award agreement for the participant’s restricted stock or performance shares. Upon an award of deferred stock, the participant will not have any rights of a stockholder, other than the right to receive dividends, during the specified deferral period.

Recipients of restricted stock, deferred stock, or performance shares will enter into an award agreement with Cherokee, in such form as the plan administrator determines, which states the restrictions to which the shares are subject and the date or dates on which such restrictions will lapse. The plan administrator may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time.

Death—Termination of Employment—Restrictions on Transfer

The plan administrator will provide in the award agreements whether and to what extent options, rights or restricted awards will be exercisable upon termination of employment or service for any reason, including death or disability, of any participant in the Stock Plan.

In no event may any option be exercisable more than ten years from the date it is granted.

Except by will or under the laws of descent and distribution, options, rights and restricted awards are not transferable and are exercisable during the recipient’s lifetime only by the recipient.

Amendment; Termination

Cherokee’s board of directors may terminate or amend the Stock Plan at any time, except that stockholder approval is required for any amendment to (i) increase the maximum number of shares of stock which may be issued under the Stock Plan (except for adjustments set forth in the Stock Plan), (ii) change the class of individuals eligible to participate in the Stock Plan, or (iii) extend the term of the Stock Plan or the period during which any option, right or restricted award may be granted or any option, right or restricted award may be exercised, except that stockholder approval shall not be required if such approval is not required by Section 162(m) or Section 422 of the Code or other applicable law, rule or regulation with respect to the material amendment of any employee benefit plan maintained by Cherokee. Termination or amendment of the Stock Plan will not affect previously granted options, rights or restricted awards, which will continue in effect in accordance with their terms.

Payment of Taxes

Participants are required, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, to pay to Cherokee, or make arrangements satisfactory to the plan administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. Cherokee’s obligations under the Stock Plan are conditional on the making of such payments or arrangements, and Cherokee will have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant.

Certain Federal Income Tax Effects

The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to individual plan participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that common stock acquired under the Stock Plan will be held as a “capital asset” (generally, property held for investment) under the Code.

Nonqualified Stock Options

A participant will generally not be subject to Federal income taxation upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price. Cherokee will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

If shares acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

Incentive Stock Options

A participant is generally not subject to Federal income taxation upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of Cherokee or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of Cherokee or a subsidiary or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See “Certain Federal Income Tax Effects—Nonqualified Stock Options.”)

If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a “disqualifying disposition,” recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, Cherokee will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a “disqualifying disposition”), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, Cherokee may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

Exercise with Shares

A participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of previously owned common stock will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NSOs. (See “Certain Federal Income Tax Effects—Nonqualified Stock Options.”) With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise,

(a) participants will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence after the date of receipt.

If the shares surrendered in payment of the exercise price of an ISO are “statutory option stock” (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a “disqualifying disposition” (as would be the case, for example, if, in satisfaction of the option exercise price, Cherokee withholds shares which would otherwise be delivered to the participant), any gain realized on such transfer will be taxable to the optionee, as discussed above. Otherwise, when shares of the common stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins after the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

Rights

A grant of SARs has no Federal income tax consequences at the time of such grant. Upon the exercise of SARs, the amount of any cash and the fair market value as of the date of exercise of any shares of common stock received is taxable to the participant as ordinary income. Cherokee will generally be entitled to a deduction at the same time and equal to the amount included in the participant’s income. Upon the sale of the shares acquired by the exercise of SARs, participants will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of his or her ordinary income.

Restricted Awards

In the case of a restricted award, a participant generally will not be subject to Federal income tax upon the grant of such an award, but, rather, the participant will recognize ordinary income in an amount equal to (i) the fair market value of the common stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (ii) the price, if any, paid by the participant to purchase such stock. Cherokee will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income. However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. Cherokee will be entitled to a tax deduction at the time when, and to the extent that, income is recognized by the participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and Cherokee will be deemed to recognize ordinary income equal to the amount of the deduction allowed to Cherokee at the time of the election in respect of such forfeited shares.

Capital Gain or Loss

Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares held for more than 12 months will generally be subject to tax at a rate not to exceed

15%. Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates.

New Plan Benefits

The following table sets forth the grants that will be made to the Named Executive Officers and the specified groups set forth below under the Stock Plan, subject to stockholder approval of the proposed amendment to increase the number of shares issuable under the Stock Plan.

Name and Position	Dollar Value ($)	Number of Units
Jeffrey M. Frank, President, Chief Executive Officer and Director
Linster W. Fox, Executive Vice President, Chief Financial Officer and Secretary
Bud Patel, Executive Vice President
Mukesh Patel, Executive Vice President, Global Operations
Alex Patel, Vice President of Engineering
Executive Officer Group
Non-Executive Director Group		60,000
Non-Executive Officer Employee Group

The following table sets forth information as of December 31, 2006 with respect to the grant of options to the Named Executive Officers and the specified groups set forth below, each pursuant to the Stock Plan.

Name	Position	Stock Options Granted
Jeffrey M. Frank	President, Chief Executive Officer and Director	462,846
Linster W. Fox	Executive Vice President, Chief Financial Officer and Secretary	100,000
Bud Patel	Executive Vice President	199,103
Mukesh Patel	Executive Vice President of Global Operations	169,949
Alex Patel	Vice President of Engineering	132,821
Current Executive Officer Group		1,389,091
Current Non-Executive Director Group		160,064
Nominees for Election as Director		102,564
Each associate of the above-mentioned directors, officers or nominees		—
Each other person who received or is to receive five percent of such options, warrants, or rights		—
Employee Group other than Executive Officer Group		747,899

Vote

The favorable vote of a majority of the shares entitled to vote on the proposal present in person or by proxy at the meeting is required to approve the amendments to the Stock Plan pursuant to the requirements of Sections 422 and 162(m) of the Code and Nasdaq Marketplace Rule 4350(i). Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to approve the Stock Plan.

THE BOARD OF DIRECTORS HAS DETERMINED THAT THE STOCK PLAN CONTINUES TO BE IN THE BEST INTERESTS OF CHEROKEE AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE STOCK PLAN.

EXECUTIVE OFFICERS AND BOARD OF DIRECTORS

Executive Officers of the Company

Information regarding the executive officers and certain key employees of Cherokee is set forth below.

Name of Officer	Age	Position
Jeffrey Frank	52	President, Chief Executive Officer and Director
Bud Patel	71	Executive Vice President
Mukesh Patel	42	Executive Vice President, Global Operations
Linster Fox	58	Executive Vice President, Chief Financial Officer and Secretary
Alex Patel	57	Vice President of Engineering
Dennis Pouliot	59	Vice President of Strategic Accounts
Howard Ribaudo	48	Vice President of Sales
Michael Wagner	41	Vice President of Marketing

Jeffrey Frank joined Cherokee in September 2001 as President, Chief Executive Officer and a member of our board of directors. Prior to joining Cherokee, Mr. Frank was President of Lambda LEI from July 2000 through September 2001. From May 1996 to March 2000, Mr. Frank was President of Polestar Laboratories. Mr. Frank has over 23 years of experience in the electronics industry in which he spent twelve years with Deltec Electronics, a manufacturer of uninterruptible power supplies that are marketed to original equipment manufacturers globally.

Bud Patel has served as our Executive Vice President since April 1996 and was a Vice President of Engineering of Cherokee from 1987 to 1993. Mr. Patel served as President of Bikor Corporation from June 1993 through March 1996, when we acquired substantially all of the assets of Bikor. Prior to joining Cherokee in 1987, Mr. Patel was a Director of Engineering at Leland Electro Systems for over 25 years. Bud Patel is the uncle of Alex Patel.

Linster Fox joined Cherokee in October 2005 as Executive Vice President, Chief Financial Officer and Secretary. Prior to joining Cherokee, Mr. Fox worked at Anacomp, Inc., an international document management and multi-vendor services company, where he served as Executive Vice President, and Chief Financial Officer, since November 2000. Prior to November 2000, Mr. Fox was Senior Vice President and Corporate Controller at Anacomp. Mr. Fox previously served in a variety of financial management roles, as Vice President in Anacomp’s corporate finance, international, technical services, engineering and manufacturing organizations. Prior to Anacomp, Mr. Fox worked for DatagraphiX Inc., a designer and manufacturer of high-end computer output devices with sales and service organizations around the world. There he held several financial management positions, including a five-year assignment in the U.K., as Director of Finance, with their European operations. Prior to DatagraphiX Inc., Mr. Fox worked in public accounting in Washington D.C. with what is now PricewaterhouseCoopers. His clients included public, commercial and international companies. Mr. Fox is a Certified Public Accountant and a graduate of Georgetown University.

Alex Patel has served as our Vice President of Engineering since August 2002 and served as Director of Engineering from 1988 to 1993 and from March 1996 to August 2002. Mr. Patel was the Vice President of Engineering at Bikor from 1993 through March 1996, when we acquired substantially all of the assets of Bikor. Prior to joining the Company in 1988, Mr. Patel was a Senior Development Engineer at GE and Leland Electrosystems for 11 years combined. Alex Patel is the nephew of Bud Patel.

Mukesh Patel has served as our Executive Vice President of Global Operations since June 2005. Prior to June 2005, Mr. Patel served as Cherokee’s Vice President of Information Technology since

August 1996. Prior to Cherokee, Mr. Patel served as Vice President of Operations at Bikor Corporation, until Cherokee acquired substantially all of the assets of Bikor.

Dennis Pouliot has served as Vice President of Strategic Accounts for Cherokee since February 2005. Mr. Pouliot served as a vice president in the sales and marketing departments of Cherokee and its predecessor from March 1991 to February 2005. Prior to joining us, Mr. Pouliot was a sales manager at Lambda Qualidyne from June 1989 to March 1991 and a Director of International Sales and Marketing from September 1978 through June 1989.

Howard Ribaudo has served as Vice President of Sales for Cherokee since February 2005. Mr. Ribaudo served as Vice President of Global Accounts from March 1996 to February 2005, and served in various other capacities for Cherokee from 1988 through September 1993. Mr. Ribaudo served as Vice President of Sales and Marketing for Bikor Corporation from September 1993 through March 1996, when we acquired substantially all of the assets of Bikor.

Michael Wagner has served as Vice President of Marketing for Cherokee since November 2001. Mr. Wagner served as Director of Marketing for Lambda Electronics from July 1988 to October 2001.

Board of Directors

It is the policy of the board of directors, as well as a requirement of the Nasdaq National Market, that a majority of the board of directors be independent. Currently, four of our seven directors meet the standards for independence as defined by the listing standards of the Nasdaq National Market. In making a determination of independence, our board of directors considers all material relationships between us and the director in question. Our independent directors are Raymond Meyer, Clark Michael Crawford, Larry Schwerin and Phil Smoot. Mr. Meyer is also chairman of the board. The board of directors has standing audit, compensation, and nominating and corporate governance committees, the members of which are all independent.

The board of directors held six meetings during fiscal year 2006. During fiscal year 2006, no director attended fewer than 100% of the aggregate number of meetings of the board of directors and meetings held by all committees of the board on which such director served. We encourage all directors to attend our annual meetings of stockholders. Our independent directors hold regularly scheduled executive sessions without management present.

Board Committees

Audit Committee

The audit committee selects, on behalf of Cherokee and our board of directors, an independent public accounting firm to be engaged to audit our financial statements, assesses the independence of our auditors, reviews and discusses the audited financial statements with the independent auditors and management and recommends to our board of directors whether the audited financials should be included in our Annual Reports on Form 10-K to be filed with the Securities and Exchange Commission, or the SEC. The audit committee is comprised of Mr. Smoot (chair), Mr. Meyer and Mr. Schwerin, each of whom is an independent director. Mr. Smoot has been identified by our board of directors as an Audit committee financial expert. During fiscal year 2006, the audit committee met 11 times.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee identifies individuals qualified to serve as members of our board of directors, recommends director nominees for our annual meetings of stockholders, evaluates the performance of our board of directors and recommends corporate governance guidelines to our board of directors. The members of our nominating and corporate governance committee are Mr. Meyer (chair) and Mr. Smoot. During fiscal year 2006, the nominating and corporate governance committee met two times.

Compensation Committee

The compensation committee reviews and recommends to the board of directors the annual salaries and other compensation of our executive officers and stock and stock option grants issued as compensation to directors for their service on the board. The material principles underlying the Company’s executive compensation policies and decisions and the factors relevant to analysis of these policies and decisions are set forth under the heading “Compensation Discussion and Analysis” below. The compensation committee directly administers our equity compensation plans and has the authority to grant stock options and other forms of equity compensation to our executive officers and other employees. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices. The compensation committee consists of Mr. Crawford (chair), Mr. Meyer and Mr. Smoot, each of whom is an independent director. During fiscal year 2006, the compensation committee met two times.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer of Cherokee or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Stockholder Communications with Board of Directors

Stockholders who wish to communicate with a particular board member, or with the board as a whole, may send a written communication to Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attention: Secretary. The Secretary will forward such communication to the full board or to any individual director or directors to whom the communication is addressed.

Stockholder Meetings

It is Company policy that each of our directors is invited and encouraged to attend the Annual Meeting. Three of our directors were in attendance at the 2006 Annual Meeting.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our certificate of incorporation provides that our directors are not personally liable for monetary damages to us or our stockholders for any breach of fiduciary duties to the fullest extent permitted by Delaware law. Section 102(b)(7) of the Delaware General Corporate Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

•       liability for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•       acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•       unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•       any transaction from which the director derived an improper personal benefit.

Similarly, our by-laws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by Delaware law. We are also empowered under our by-laws to enter into indemnification agreements with our directors, officers, employees and agents and to purchase insurance on behalf of any person we are required or permitted to indemnify. We currently have entered into indemnification agreements with each of our current directors and executive officers, which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We also intend to enter into indemnification agreements with all future directors and executive officers.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification by us will be required or permitted, and we are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

We maintain directors’ and officers’ liability insurance and intend to continue to maintain this insurance in the future. We also have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise.

Code of Ethics

The Company has adopted a Code of Ethics for the Chief Executive Officer, President and Senior Financial Officers. A copy of the Code of Ethics is available at the Company’s website at http://www.cherokeepwr.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics, by posting such information on the Investor Relations section of our website: http://www.cherokeepwr.com/.

2006 DIRECTOR COMPENSATION

The table below summarizes the total compensation awarded to, earned by or paid to each of our non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (5)(6)	Total ($)
Raymond Meyer	$31,522	$18,639	$50,161
Anthony Bloom(1)	$27,799	$7,753	$35,552
Christopher Brothers(2)	$6,301	$2,469	$8,770
Vincent Cebula	$13,699	$6,969	$20,668
Clark Michael Crawford	$25,000	$7,753	$32,753
Kenneth Kilpatrick(3)	$48,533	$15,505	$64,038
Daniel Lukas	$5,707	$1,522	$7,229
Ian Schapiro(4)	$15,000	$10,705	$25,705
Phil Smoot	$2,663	$348	$3,011

(1)          Mr. Bloom resigned from the board of directors effective December 4, 2006.

(2)          Mr. Brothers resigned from the board of directors effective April 26, 2006.

(3)          Mr. Kilpatrick resigned from the board of directors effective February 1, 2007.

(4)          Mr. Schapiro resigned from the board of directors effective September 15, 2006.

(5)          Based on the compensation cost as determined under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” for the year ended December 31, 2006, before reflecting estimated forfeitures. See Note 3 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for assumptions used in computing fair value.

(6)          The aggregate number of outstanding stock option awards for each director at December 31, 2006 was: Mr. Meyer, 40,000 shares; Mr. Bloom, 7,500 shares; Mr. Brothers, 0 shares; Mr. Cebula, 10,000 shares; Mr. Crawford, 32,564 shares; Mr. Kilpatrick, 50,000 shares; Mr. Lukas, 10,000 shares; Mr. Schapiro, 0 shares; and Mr. Smoot, 10,000 shares. The grant date fair value of awards made during 2006, as determined under Statement of Financial Accounting Standard No. 123R, “Share-Based Payment,” was $40,039 for Mr. Meyer, $21,216 for Mr. Bloom, $0 for Mr. Brothers, $40,861 for Mr. Cebula, $21,216 for Mr. Crawford, $42,432 for Mr. Kilpatrick, $21,365 for Mr. Lukas, $21,216 for Mr. Schapiro, and $18,823 Mr. Smoot.

Effective with our initial public offering in February 2004, all non-employee directors were paid an annual retainer of $20,000 related to their service on our board of directors and an annual per committee retainer of $5,000. Effective in February 2005, the chairman of the board, currently Mr. Meyer, is paid an annual retainer of $50,000 in lieu of the foregoing amounts and does not receive any additional compensation for committee service.

We also reimburse all non-employee directors for reasonable expenses incurred to attend meetings of our board of directors or committees. In addition, non-employee directors are eligible to receive option grants under our 2004 Omnibus Stock Incentive Plan. Under this plan, each of our non-employee directors is automatically granted an initial option to purchase 10,000 shares of our common stock upon the date the non-employee director first joins our board of directors. In addition, subject to certain conditions under the plan, each non-employee director is also automatically granted an annual option to purchase 10,000 shares of our common stock on the date immediately following our annual meeting of stockholders. In lieu of this automatic grant, our board of directors has granted our chairman an annual option to purchase 20,000 shares of our common stock.

In connection with their nomination of Mr. Crawford to our board of directors prior to our initial public offering, GSC Recovery II, L.P. and GSC Recovery IIA, L.P. (collectively, the “GSC Recovery Funds”) entered into a compensation agreement with Mr. Crawford. According to the terms of the agreement, the GSC Recovery Funds agreed to pay Mr. Crawford a fee of up to $25,000 per year, to be reduced by the amount of fees Mr. Crawford received from us for his service on the board of directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the board of directors oversees aggregate executive compensation, including salary, bonus, long-term equity incentives and perquisites. The Compensation Committee’s goal is to maintain our executive compensation at a level competitive with peer companies in the electronics industry that are approximately the same size as Cherokee in terms of number of employees, revenue and market capitalization.

While the Compensation Committee has ultimate decision making responsibility with respect to executive compensation, the Compensation Committee encourages management participation and input. Other members of the board of directors also provide valuable input to the executive compensation process.

In developing our compensation programs and policies, the Compensation Committee relies on information obtained from surveys, proxy statements and information from certain of the companies that comprise our peer group. During 2005, the Compensation Committee retained Towers Perrin, a human resources compensation consulting firm, to recommend executive salaries and benefits. These recommendations were used in 2006 to insure that our compensation policies and levels were competitive within our industry. We also conducted a benchmarking study in 2006 to further ensure that our salaries and benefits are competitive within our industry.

Executive Compensation Philosophy and Objectives

The primary objectives of our executive compensation policies are to:

•       Attract, motivate and retain highly qualified executives;

•       Align management and stockholder interests by tying cash compensation and long-term equity incentive programs to financial performance, including increased returns to our stockholders; and

•       Reward executives based upon our financial performance at levels competitive with peer companies.

Key Elements of Compensation

1.   Salary

We intend that the base salary of our executive officers will be consistent with the overall responsibilities of the position and with the salaries of comparable management positions in competitive companies.

2.   Bonus

In addition to the base salaries of our executive officers, we provide an annual bonus, which is based on our financial performance and, in the case of certain of our executive officers, the individual executive’s performance against strategic goals established by management and the board of directors at the beginning of the fiscal year. In order to implement our philosophy that executives be rewarded for achieving positive financial results and other strategic goals, the Compensation Committee has designed our cash incentive bonus plan to significantly affect the total compensation of our executives depending on our success in meeting annual financial and strategic goals.

During 2006, Cherokee did not pay a bonus to any of our executive officers because our 2005 financial performance did not meet the standards set by the Compensation Committee. The Compensation Committee continues to ensure that the goals it sets in connection with our cash incentive bonus plan are aggressive, relative to industry conditions and other factors, emphasizing revenue growth and overall financial performance. During 2007, we will pay management bonuses with respect to our 2006 financial performance because the sales and operating margin targets set under our 2006 cash incentive bonus plan were met.

Our 2007 management bonus plan is designed to reward selected managers when we meet specific revenue and financial goals. The plan became effective January 1, 2007 and superseded all other bonus plans that were in effect prior to that date. The plan will remain in effect until December 31, 2007. Cherokee reserves the right to alter or amend bonus rates, quotas or any part of the plan as it deems necessary or desirable. The available bonus is between 17.2% and 120% of base salary for executive officers. Performance targets are based on revenues and EBITDA, which the Compensation Committee believes are a reflection of Cherokee’s operating performance and which directly influence return to our stockholders. The Compensation Committee has concluded that the achievement of the performance targets is substantially uncertain.

In the event the employment of a participant is terminated for any reason (other than as provided in the severance agreements between Cherokee and each of Messrs. Frank, Fox and M. Patel), any bonus otherwise payable under the plan shall be permanently forfeited. Any bonuses will be paid in the year following the plan year and after our independent auditors have issued their audit opinion with respect to the financial results for the applicable year. Payments normally occur during March or April. A total of eight officers participate in the 2007 bonus plan, including our executive officers and certain other members of senior management.

3.   Long-Term Equity Compensation

Long-term equity incentives, including stock options and stock purchase rights granted pursuant to our stock option and employee stock purchase plans, directly align the economic interests of our executive officers and other employees with those of our stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed with the company for a fixed period of time, generally four years, in order for their options to vest fully. Options are granted to employees and executives following a yearly review of individual performance and consideration of the individual’s long-term value to us. In determining the number of options to award to any individual, the Compensation Committee works with our Chief Executive Officer and considers his recommendations as to the position and recommended option grant. Board members outside of the Compensation Committee are also consulted in the case of option grants to senior management.

During 2006, we made stock option grants to six employees, none of whom were executive officers. Our last broad-based employee stock option grants were made in December 2005. The Compensation Committee continues to believe that our stock option plan is a valuable tool for compensating employees and will consider offering stock options in 2007, as it has in prior years.

Historically, we have granted stock options with an exercise price equal to the closing price of our common stock on the Nasdaq National Market on the date of the grant. Stock options are typically granted at a meeting of the Compensation Committee. General annual option grants to key employees, including our executive officers, are made once annually either during the last quarter of the year or during the first quarter of the next year, while individual grants are made on a selective basis in connection with the hiring of key employees. In addition, each non-employee director is granted an option to purchase 10,000 shares of our common stock on the date immediately following each annual meeting of stockholders. We have no practice of timing option grants in coordination with the release of non-public information, nor do we time the release of non-public information to affect the value of executive compensation.

We also maintain a tax qualified employee stock purchase plan (the “ESPP”) that allows employees to purchase our common stock at a discount. The ESPP has six-month offering periods that allow participants to purchase our common stock at 85% of the lesser of (i) the fair market value of our common stock on the participant’s entry date into the offering period or (ii) the fair market value of our common stock on the purchase date. Participants may contribute up to 15% of their compensation through payroll deductions to purchase shares under the ESPP, subject to an annual individual limitation of $25,000 as set by law.

4.   Perquisites

We offer a deferred compensation plan to all of our employees. We do not have a defined benefit pension plan, except for the employees of our European operations. We provide an executive medical plan, and Mr. Frank receives a car allowance. We consider providing tax gross-ups in the case of executive relocations.

Compensation of Chief Executive Officer

The base salary for Mr. Frank, our Chief Executive Officer, is evaluated based on the achievement of Cherokee’s objectives and performance. In addition, we conduct a salary review against prevailing levels of pay among chief executives of companies identified as our peers. Based on such a review, the Compensation Committee increased Mr. Frank’s base salary to $307,000 effective November 2006. Mr. Frank did not receive any payment under our cash incentive bonus plan during 2006, because we did not achieve our revenue and financial performance targets for the 2005 fiscal year. However, Mr. Frank earned a cash bonus of $320,000 for fiscal year 2006, because our revenue and profit targets were met for that year.

The Compensation Committee grants stock options to our Chief Executive Officer based primarily on its evaluation of his ability to influence our long-term growth and profitability. During 2006, we did not grant any stock options to our Chief Executive Officer. The Compensation Committee will consider granting stock options during 2007 as it has in many prior years.

Compensation of Other Executive Officers

The Compensation Committee follows the executive compensation philosophy and objectives described above in determining compensation for our other executive officers. The Chief Executive Officer recommends to the Compensation Committee base salaries for executive officers that are comparable to the salaries of persons holding similar positions at peer companies. In setting executive officer salaries, the Chief Executive Officer and the Compensation Committee also consider factors such as our performance relative to peer companies and the individual officer’s past performance and future potential.

As noted above, cash bonuses were not awarded to executive officers during 2006 in accordance with our cash incentive bonus plan because we did not achieve our revenue and financial performance targets for 2005. The Compensation Committee made an exception for three officers who were awarded bonuses based on their achievement of individual management objectives. Performance metrics for 2005 were based on sales and operating margin targets set at the beginning of the fiscal year. As with option grants to our Chief Executive Officer, the size of the stock option grant to each executive officer is determined by the Compensation Committee’s evaluation of that officer’s ability to influence our long-term growth and profitability. In addition, the Compensation Committee considers the incentive effect of additional option grants in connection with the number of stock options then held by such executive officers and the portion of those options that have not yet vested. During 2006, we did not make a general grant of stock options to our executive management team.

Amended and Restated Severance Agreements

In November 2006, we entered into Amended and Restated Severance Agreements with Messrs. Frank, Fox and M. Patel. The agreements with Mr. Frank and Mr. Fox include a change in control provision whereby we must pay certain benefits to Mr. Frank and Mr. Fox if either is terminated other than for “cause,” or if Mr. Frank or Mr. Fox resigns for “good reason,” within two years following a “change in control” of Cherokee (as such terms are defined in the applicable agreement). We negotiated these agreements in order to ensure that Messrs. Frank and Fox can be relied on in the event of a potential change in control transaction to support our efforts with respect to the pending transaction. The board of directors believes these agreements equitably balance the interests of our stockholders and the covered executives.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation paid to any of the four most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based,” under Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. In 2006, all compensation paid to executives will be deductible for tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

2006 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation awarded to, earned by or paid to each of our named executive officers for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
Jeffrey Frank	2006	$294,678	$320,000	$77,531	$23,781	(1)	$715,990
President, Chief Executive Officer and Director
Linster Fox	2006	$203,846	$160,000	$40,708	$8,671	(2)	$413,225
Executive Vice President, Chief Financial Officer and Secretary
Bud Patel	2006	$242,058	$227,424	$72,092	$16,227	(3)	$557,801
Executive Vice President
Mukesh Patel	2006	$190,228	$148,400	$67,560	$36,805	(4)	$442,993
Executive Vice President of Global Operations
Alex Patel	2006	$182,813	$138,240	$43,578	$14,082	(2)	$378,713
Vice President of Engineering

(1)          The following amounts are included in “All Other Compensation” for Mr. Frank: car allowance of $10,592, group health and life insurance premiums of $6,889 and 401(k) employer matching contributions of $6,300.

(2)          The following amounts are included in “All Other Compensation” for Mr. Fox: group health and life insurance premiums of $7,197 and 401(k) employer matching contributions of $1,474.

(3)          The following amounts are included in “All Other Compensation” for Mr. B. Patel: group health and life insurance premiums of $6,862, 401(k) employer matching contributions of $6,300 and cash in lieu of vacation time of $3,065.

(4)          The following amounts are included in “All Other Compensation” for Mr. M. Patel: cash in lieu of vacation time of $27,894, 401(k) employer matching contributions of $6,300 and group health and life insurance premiums of $2,611.

(5)          The following amounts are included in “All Other Compensation” for Mr. A. Patel: group health and life insurance premiums of $8,598 and 401(k) employer matching contributions of $5,484.

Amounts listed under “Non-Equity Incentive Plan Compensation” reflect management cash incentive bonuses paid based on the criteria described below under “Discussion of Plan-Based Awards Table.”

2006 GRANTS OF PLAN-BASED AWARDS TABLE

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Jeffrey Frank	$0	$100,000	$350,000
President, Chief Executive Officer and Director
Linster Fox	$0	$50,000	$175,000
Executive Vice President, Chief Financial Officer and Secretary
Bud Patel	$0	$71,070	$248,745
Executive Vice President
Mukesh Patel	$0	$46,375	$162,312
Executive Vice President of Global Operations
Alex Patel	$0	$43,200	$151,200
Vice President of Engineering

Discussion of Plan-Based Awards Table

On January 6, 2006, the Compensation Committee approved the 2006 cash incentive compensation program for our executive officers and certain other employees. The program ties bonus compensation payable for 2006 to the achievement of certain revenue and operating income targets. Performance is calculated at the end of fiscal year 2006, and any bonus payments are made early in 2007.

Based upon achievement of specified revenue and operating income targets, Mr. Frank was entitled to earn a bonus of up to 120% of his base salary; Mr. B. Patel was entitled to earn a bonus of up to 102% of his base salary; Mr. Fox was entitled to earn a bonus of up to 88% of his base salary; Mr. M. Patel was entitled to earn a bonus of up to 86% of his base salary; and Mr. A. Patel was entitled to earn a bonus of up to 91% of his base salary. Certain of our other managers and key employees were selected by the Compensation Committee to participate in the incentive program and were entitled to earn bonuses of up to between 24% and 73% of their base salaries, based upon achievement of the specified revenue and operating income targets. The amounts shown on the table above reflect achievement of the 2006 revenue and operating income targets and the payment of maximum bonuses under the cash incentive plan to all named executive officers.

We did not grant any stock options to the named executive officers during 2006, nor did any of the named executive officers exercise any stock options during 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name(a)	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Jeffrey Frank	7/30/2003		190,384	63,462	$5.85	7/30/2013
President, Chief Executive	2/16/2004		34,500	34,500	$14.50	2/16/2014
Officer and Director	3/14/2005		15,000	45,000	$7.26	3/14/2015
	12/9/2005		20,000	60,000	$3.19	12/9/2015
Linster Fox	11/17/2005		25,000	75,000	$2.97	11/17/2015
Executive Vice President, Chief
Financial Officer and Secretary
Bud Patel	7/30/2003		48,077	16,026	$5.85	7/30/2013
Executive Vice President	2/16/2004		22,500	22,500	$14.50	2/16/2014
	3/14/2005		10,000	30,000	$7.26	3/14/2015
	12/9/2005	(a)	25,000	25,000	$3.19	12/9/2015
Mukesh Patel	7/30/2003		32,211	10,738	$5.85	7/30/2013
Executive Vice President of	2/16/2004		3,500	3,500	$14.50	2/16/2014
Global Operations	3/14/2005		7,500	22,500	$7.26	3/14/2015
	6/14/2005		10,000	30,000	$3.89	6/14/2015
	12/9/2005		12,500	37,500	$3.19	12/9/2015
Alex Patel	7/30/2003		28,365	9,456	$5.85	7/30/2013
Vice President of Engineering	2/16/2004		7,500	7,500	$14.50	2/16/2014
	3/14/2005		7,500	22,500	$7.26	3/14/2015
	12/9/2005		12,500	37,500	$3.19	12/9/2015

(1)          Option grants vest in accordance with the following schedules:

Grant Date	Expiration Date	Vesting Schedule
7/30/2003	7/30/2013	25% vests each year for 4 years on each anniversary of the date of grant
2/16/2004	2/16/2014	25% vests each year for 4 years on each anniversary of the date of grant
3/14/2005	3/14/2015	25% vests each year for 4 years on each anniversary of the date of grant
6/14/2005	6/14/2015	25% vests each year for 4 years on each anniversary of the date of grant
11/17/2005	11/17/2015	25% vests each year for 4 years on each anniversary of the date of grant
12/9/2005	12/9/2015	25% vests each year for 4 years on each anniversary of the date of grant
12/9/2005(a)	12/9/2015	50% vests each year for 2 years on each anniversary of the date of grant

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jeffrey Frank	—	—	$12,823	—	$126,412
President, Chief Executive Officer and Director
Linster Fox	—	—	—	—	—
Executive Vice President, Chief Financial Officer and Secretary
Bud Patel	$61,281	—	$84,832	—	$510,286
Executive Vice President
Mukesh Patel	—	—	$1,914	—	$43,294
Executive Vice President of Global Operations
Alex Patel	—	—	—	—	—
Vice President of Engineering

Under Cherokee’s nonqualified deferred compensation plan, between 2% and 100% of the executive’s base salary and up to 100% of the executive’s cash incentive bonus may be deferred. Interest and earnings on deferred amounts are calculated based on the performance of a portfolio of funds selected by the Compensation Committee. Participants select the funds into which their deferrals are deemed invested. Participants are eligible for employer matching and profit sharing credits, which vest in full after three years of employment. To date, Cherokee has not made any matching or profit sharing credits. Withdrawals may be made while the executive is still employed with Cherokee two years after the contributions have commenced. Participants are also eligible to make withdrawals in the case of economic hardship and for education expenses. Upon reaching the plan retirement age of 65, participants may elect to receive distributions in the form of a lump sum or equal annual installments over a term of 10 years of less.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Cherokee has entered into severance agreements (the “Agreements”) with each of Mr. Frank, Mr. Fox and Mr. M. Patel. The Agreements provide that, in the event that we terminate one of the executive’s employment other than for “cause” (as such term is defined in the applicable Agreement), the executive will be entitled to: i) the annual base salary then in effect; ii) the bonus that would have been due to the executive, calculated as if the Company achieved its financial targets for the year the termination occurred and prorated for the number of months worked in that fiscal year; iii) continued medical, hospitalization, life and other insurance benefits for the executive and the executive’s family for up to a period of 12 months; and iv) to the extent permitted under the Internal Revenue Code, a settlement of all deferred compensation arrangements. The Agreements also prohibit the executives for a period of twelve months after termination from soliciting our employees to work in a business that competes with us.

In addition, the Agreements for Mr. Frank and Mr. Fox provide that in the event that Mr. Frank’s or Mr. Fox’s employment is terminated i) by the Company other than for “cause” or by Mr. Frank or Mr. Fox for “good reason” (as such term is defined in the applicable Agreement) within 2 years following a “change in control” (as such term is defined in the applicable Agreement) or ii) by the Company without “cause” within six months prior to a “change in control” and such termination was in connection with the “change in control,” each of Mr. Frank and Mr. Fox, as the case may be, will be entitled to: i) two times his annual base salary then in effect; ii) the bonus that would have been due to him, calculated as if the Company achieved its financial target for the year the termination occurred and prorated for the number of months worked in that fiscal year; iii) immediate vesting of all outstanding stock options; iv) to the extent permitted under the Internal Revenue Code, a settlement of all deferred compensation arrangements; v) continued medical, hospitalization, life and other insurance benefits for the him and his family for up to a period of 24 months; vi) payment equal to the amount forfeited by him under the Company’s 401(k) plan or equivalent plans; vii) the right to utilize services of a nationally recognized executive placement service at the Company’s expense in an amount not to exceed $50,000; and viii) other additional benefits then due or earned in accordance with applicable plans and programs of Cherokee. In addition, Mr. Frank or Mr. Fox, as the case may be, may be entitled to receive an additional payment from Cherokee if the aforementioned payments are subject to excise tax.

The table below reflects the amount of compensation that would become payable to each of Messrs. Frank, Fox and M. Patel under the Agreements if the executive’s employment had terminated on December 31, 2006, given the executive’s compensation as of such date and, if applicable, based on Cherokee’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options and benefits generally to salaried employees, such as distributions under our 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation Committee determines appropriate.

The actual amounts that would be paid upon an executive’s termination of employment can only be determined at the time of such executive’s separation from Cherokee. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the company’s stock price.

Jeffrey Frank

	Termination without Cause at Employer’s Election		Termination without Cause at Employer’s Election or for Good Reason at Employee’s Election After Change in Control
Salary	$307,000		$614,000
Bonus(1)	$320,000		$320,000
Stock Options	$0		$67,200
Deferred Compensation	$126,412		$126,412
Tax Gross-Up	$0		$0
Other Benefits	$10,744	(2)	$71,448	(3)

(1)          Bonus amounts include bonus for 2006 performance year paid in 2007.

(2)          Includes an estimated cost for providing continued medical, hospitalization, life and other insurance benefits to the executive and the executive’s family for a period of 12 months after the date of termination.

(3)          Includes an estimated cost for providing continued medical, hospitalization, life and other insurance benefits to the executive and the executive’s family for a period of 24 months after the date of termination plus a $50,000 allowance for executive placement services.

Linster Fox

	Termination without Cause at Employer’s Election		Termination without Cause at Employer’s Election or for Good Reason at Employee’s Election After Change in Control
Salary	$225,000		$450,000
Bonus(1)	$160,000		$160,000
Stock Options	$0		$106,000
Deferred Compensation	$0		$0
Tax Gross-Up	$0		$0
Other Benefits	$10,240	(2)	$75,306	(3)

(1)          Bonus amounts include bonus for 2006 performance year paid in 2007.

(2)          Includes an estimated cost for providing continued medical, hospitalization, life and other insurance benefits to the executive and the executive’s family for a period of 12 months after the date of termination.

(3)          Includes an estimated cost for providing continued medical, hospitalization, life and other insurance benefits to the executive and the executive’s family for a period of 24 months after the date of termination plus a $50,000 allowance for executive placement services.

Mukesh Patel

	Termination without Cause at Employer’s Election		Termination without Cause at Employer’s Election or for Good Reason at Employee’s Election After Change in Control
Salary	$195,830		N/A
Bonus(1)	$148,400		N/A
Deferred Compensation	$43,294		N/A
Tax Gross-Up	$0		N/A
Other Benefits	$3,038	(2)	N/A

(1)          Bonus amounts include bonus for 2006 performance year paid in 2007.

(2)          Includes an estimated cost for providing continued medical, hospitalization, life and other insurance benefits to the executive and the executive’s family for a period of 12 months after the date of termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Senior Notes

During 2006, we paid to affiliates of GSCP (N.J.), Inc. (“GSC”) an aggregate of $2,448,075 in cash interest payments on our outstanding 5.25% senior notes due 2008. GSC is an affiliate of GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Limited and GSC Partners CDO Fund II, Limited, which themselves are collectively beneficial owners of 25.8% of our common stock.

Facility Lease

We lease our facility located at 2841 Dow Avenue in Tustin, California from Patel/King Investment, or PKI. One of the principals of PKI is Pat Patel, a former member of our board of directors. Pat Patel is the father-in-law of Mukesh Patel, our Executive Vice President, Global Operations. We currently pay approximately $97,600 in rent per month to PKI, subject to annual Consumer Price Index adjustments. Pursuant to the lease, we made payments to PKI of approximately $1.2 million in 2006. Our lease with PKI will run through April 30, 2009, with an extension for an additional 60 months at our option.

Review, Approval or Ratification of Transactions with Related Persons

All transactions with related persons are reviewed, approved and ratified by the Audit Committee of our board of directors. The Audit Committee is in the process of adopting a written policy with respect to the review, approval and ratification of transactions with related persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to Cherokee as of June 12, 2007, regarding the beneficial ownership of Cherokee common stock by:

•       persons known by us to beneficially own greater than 5% of our outstanding stock,

•       each director and nominee,

•       our Chief Executive Officer and the other named executive officers, and

•       all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, and includes shares of common stock issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable within 60 days after June 12, 2007. Unless otherwise indicated, to Cherokee’s knowledge the persons or entities identified in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address of each of the individuals named below is c/o Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780.

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares with Right to Acquire	Total Shares Beneficially Owned	Percent of Outstanding Shares(1)
5% Stockholders:
GSCP (NJ), Inc.	5,000,148	—	5,000,148	25.8%
GSC Recovery II, L.P.
GSC Recovery IIA, L.P.
GSC Partners CDO Fund, Limited
GSC Partners CDO Fund II, Limited(2)
500 Campus Drive Suite 220 Florham Park, New Jersey 07932
Oaktree Capital Management, LLC	4,777,976	—	4,777,976	24.7%
OCM Principal Opportunities Fund, L.P.
OCM/GFI Power Opportunities Fund, L.P.(3)
333 South Grand Avenue, 28th Floor Los Angeles, California 90071
F&C Asset Management plc(4)	1,112,851	—	1,112,851	5.8%
80 George Street Edinburgh EH2 3BU, United Kingdom
Green River Management I, L.L.C.	1,070,126	—	1,070,126	5.5%
Green River Offshore Fund Management Company, L.L.C.
Mark McGrath(5)
610 Fifth Avenue, Suite 305 New York, NY 10020
BC Advisors, LLC	1,052,500	—	1,052,500	5.4%
SRB Management, L.P.

Steven R. Becker(6)
300 Crescent Court, Suite 1111 Dallas, Texas 75201
Directors and Named Executive Officers:
Raymond Meyer	174,282	12,500	186,782	1.0%
Jeffrey Frank	21,985	355,596	377,581	2.0%
Vincent Cebula(7)	4,777,976	2,500	4,780,476	24.7%
Clark Michael Crawford	31,538	17,564	49,102	*
Daniel Lukas(8)	5,000,148	—	5,000,148	25.8%
Larry Schwerin	—	—	—	*
Phil Smoot	—	—	—	*
Linster W. Fox	—	25,000	25,000	*
Bud Patel	7,170	142,853	150,023	*
Alex Patel	2,100	76,571	78,671	*
Mukesh Patel	10,321	95,699	106,020	*
All directors and executive officers as a group:	10,073,814	924,655	10,998,469	56.8%

*                    Represents less than 1%.

(1)          Based on 19,346,959 shares of Cherokee common stock outstanding as of June 12, 2007.

(2)          In Amendment No. 1 to Schedule 13D, jointly filed on September 15, 2004 by GSC Recovery II, L.P., GSC Recovery II GP, L.P., GSC RII, LLC, GSC Recovery IIA, L.P., GSC Recovery IIA GP, L.P., GSC RIIA, LLC, GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, Limited, GSCP (NJ), Inc., GSCP (NJ), L.P., GSCP (NJ) Holdings, L.P. (collectively, “GSC”), Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel and Andrew J. Wagner, such persons report that as of such date, they possessed shared power to vote and dispose of these shares.

(3)          In Amendment No. 1 to Schedule 13D, jointly filed on September 7, 2004 by Oaktree Capital Management, LLC (“Oaktree”), OCM Principal Opportunities Fund, L.P. and OCM/GFI Power Opportunities Fund, L.P., such persons report that as of such date, OCM Principal Opportunities Fund, L.P. possessed sole power to vote and dispose of 4,465,769 shares of our common stock, and OCM/GFI Power Opportunities Fund, L.P. possessed sole power to vote and dispose of 312,897 of our shares of common stock. OCM Principal Opportunities Fund, L.P. reported on Form 4, filed on January 21, 2005, that it transferred 690 shares of our common stock to certain third parties in consideration for past services.

(4)          The information provided is based upon Schedule 13G, filed on January 24, 2007 by F&C Asset Management plc.

(5)          In Amendment No. 1 to Schedule 13G, jointly filed on February 15, 2006 by Green River Management I, L.L.C., Green River Offshore Fund Management Company, L.L.C. and Mark McGrath, such persons report that as of such date, (i) Green River Management I, L.L.C., as the general partner of Green River Fund I, L.P. and Green River Fund II, L.P., possessed sole power to vote and dispose of 437,571 of these shares, (ii) Green River Offshore Fund Management Company, L.L.C., as the investment manager of Green River Offshore Fund, Ltd., possessed sole power to vote and dispose of 632,555 of these shares, and (iii) Mr. McGrath, as the principal of Green River Management I, L.L.C. and Green River Offshore Fund Management Company, L.L.C.

(together, Green River, may direct the vote and disposition of the 1,070,126 shares beneficially owned by Green River.

(6)          The information provided is based upon Schedule 13G/A, filed on February 9, 2007 by BC Advisors, LLC, SRB Management, L.P. and Steven R. Becker.

(7)          Mr. Cebula is a Managing Director of Oaktree. By virtue of his relationship to Oaktree, Mr. Cebula may be deemed to have or share beneficial ownership of shares of our common stock owned by Oaktree. Mr. Cebula expressly disclaims beneficial ownership of such common stock, except to the extent of his direct pecuniary interest therein.

(8)          Mr. Lukas is a Managing Director of GSC Partners. By virtue of his relationship to GSC Partners, Mr. Lukas may be deemed to have or share beneficial ownership of shares of our common stock owned by GSC. Mr. Lukas expressly disclaims beneficial ownership of such common stock, except to the extent of his direct pecuniary interest therein.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The nominating and corporate governance committee (the “Nominating Committee”) operates under a written charter that was adopted by the board of directors. The charter of the Nominating Committee is available in the “Investor Relations” section of our website at  www.cherokeepwr.com , by calling our Investor Relations Department at (714) 544-6665, or by writing us at Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attn: Investor Relations.

As set forth in its charter, the responsibilities of the Nominating Committee are (1) to assist in identifying candidates to fill positions on the board of directors; (2) to review the background and qualifications of potential nominees to the board of directors; (3) to recommend director nominees for election by the stockholders or, in the case of a vacancy on the board of directors, for appointment by the board; and (4) to review the suitability for continued service as a director of each member of the board of directors when his or her term expires and when he or she has a change in status.

Nomination of Directors

The Nominating Committee nominates candidates for election to the board based on an evaluation of the candidates’ decision-making ability, business experience and expertise, technological background, personal integrity, reputation, ability and willingness of the candidate to devote the necessary time to board service on an ongoing basis, and independence as defined by the listing standards of the Nasdaq National Market. In addition, the Nominating Committee recognizes the benefits of a board of directors that reflects the diversity of our stockholders, employees, customers and the community in which we operate. Accordingly, the Nominating Committee actively seeks qualified candidates for nomination and election to the board of directors that reflect such diversity. The Nominating Committee also reviews the activities and associations of potential candidates to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent the potential candidate from fulfilling the duties of a director. When the Nominating Committee considers whether to nominate current members of the board of directors for reelection by our stockholders, it also considers each member’s contributions to the board of directors and the Company, knowledge of both the Company and issues presented to the board of directors, preparation for meetings and meeting attendance record.

The Nominating Committee does not currently use the services of a third party consultant to assist in the identification or evaluation of potential director candidates. However, the Nominating Committee may engage a third party to provide such services in the future.

The Nominating Committee will consider prospective nominees for election to the board of directors that are proposed by stockholders based on the same criteria it uses for all director candidates. Any stockholder who wants to recommend a prospective nominee for consideration should submit the following information to the Nominating Committee at Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attn: Nominating Committee.

•       Biographical information about the candidate and a statement about his or her qualifications;

•       Any other information required to be disclosed about the candidate under the SEC’s proxy rules (including the candidates’ written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

•       The names and addresses of the stockholder(s) recommending the candidate for consideration, the number of shares of our common stock beneficially owned by each stockholder and the length of ownership; and

•       Any affiliation of the candidate with the stockholder(s) recommending the candidate.

The deadline for proposing nominees in connection with our next annual meeting of stockholders is described below under the caption “Stockholder Proposals.”

Nominating and Corporate Governance Committee
Raymond Meyer, Chairman
Edward Philip Smoot

REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. The audit committee charter is available in the “Investor Relations” section of our website at  www.cherokeepwr.com , by calling our Investor Relations Department at (714) 544-6665, or by writing us at Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attn: Investor Relations. A copy of the audit committee charter was also included as Appendix A to the proxy statement for our 2005 annual meeting of stockholders.

The audit committee charter sets forth:

•       the scope of the audit committee’s responsibilities and the means by which it carries out those responsibilities;

•       the external auditors’ accountability to the board of directors and the audit committee; and

•       the audit committee’s responsibility to monitor the independence of the external auditors.

As more fully described in its charter, the purpose of the audit committee is to oversee (1) the integrity of reported financial results; (2) the quality and adequacy of disclosures; (3) the soundness of our accounting policies and internal controls; (4) our compliance with significant applicable financial, legal, and ethical requirements; (5) the independence and performance of our external auditors; and (6) communications among the external auditors, financial and senior management, and the board of directors. Management is responsible for the preparation, presentation, and integrity of our financial statements; selection of accounting and financial reporting principles; and maintaining internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Our independent auditor will be responsible for performing an independent audit of the consolidated financial statements in accordance with standards set by the Public Company Accounting Oversight Board of the United States.

The audit committee members are not professional accountants or auditors, and the function of the audit committee is not intended to duplicate or to certify the activities of management and the external auditors. The audit committee serves in a board-level oversight role, in which it provides advice, counsel and direction to management and the external auditors on the basis of the information it receives, discussions with management and the external auditors, and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and on the representations of our external auditors included in their report on our financial statements. The audit committee’s oversight role does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the external auditors do not assure that our financial statements are presented in accordance with GAAP, that the audit of our financial statements has been carried out in accordance with standards set by the Public Company Accounting Oversight Board of the United States, or that our external auditors are in fact “independent.”

Among other matters, the audit committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the external auditors may be retained to perform non-audit services. The audit committee has sole responsibility to retain and replace our external auditors. The audit committee formally reviews the performance of the audit firm on an annual basis in order to determine whether rotation of audit firms is appropriate. The audit committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting, and internal controls.

Audit Fees Pre-Approval Policy

The audit committee has adopted a formal policy that requires the audit committee to approve, in advance, all audit, audit related, and permissible non-audit services performed by the external auditors. At the beginning of each fiscal year, management and the external auditors present to the audit committee for approval the services that are proposed to be performed by the external auditors during the coming year together with an estimate of the amount of fees to be billed for such services. At any time, the chairman of the audit committee, or any other member of the audit committee in the chairman’s absence, may approve additional services and/or an increase in the amount of fees to be incurred by the Company for services to be performed by the external auditors.

Unless otherwise performed by a comparable body of the board of directors, the audit committee must review and approve all related-party transactions as such term is defined by the rules of the SEC and the Nasdaq National Market.

Review with Management

The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006 with management. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with GAAP.

Review and Discussions with Independent Accountants

During 2006, the audit committee held meetings with management and the external auditors to discuss the overall scope and plans for the audit. The audit committee also met during 2006 and 2007 with our external auditors, Mayer Hoffman McCann P.C., with and without management present, to discuss the results of their independent audit with respect to our 2006 fiscal year and their evaluations of our internal controls. In addition, the audit committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 and held discussions with management and Mayer Hoffman McCann P.C. on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee has discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), as amended by SAS 89 (Audit Adjustments), and SAS 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of our financial statements and other matters relating to the auditor’s judgments about the acceptability and the quality of the company’s accounting principles.

The audit committee has also received written disclosures and the letter from Mayer Hoffman McCann P.C. required by Independence Standards Board Standard No. 1 (which relates to the auditors independence from us and our related entities) and has discussed with Mayer Hoffman McCann P.C. its independence from us. In addition, the audit committee has also considered whether the provision of those services set forth in the table below is compatible with Mayer Hoffman McCann P.C. maintaining its independence from us.

Conclusion

Based on the review and discussions with management and our external auditors, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee
Edward Philip Smoot, Chairman
Raymond Meyer
Larry Schwerin

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Clark Michael Crawford, Chairman
Raymond Meyer
Edward Philip Smoot

The Report of the Nominating and Corporate Governance Committee, the Report of the Audit Committee and the Report of Compensation Committee shall not be deemed to be incorporated by reference through any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act and shall not otherwise be deemed to be “soliciting materials” or to be filed with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors, and 10% stockholders are also required by SEC rules and regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors, and 10% stockholders were complied with, except that certain transactions by Raymond Meyer occurring between December 2, 2005 and December 12, 2005 and between November 17, 2006 and December 1, 2006 were reported on a Form 4 filed on December 7, 2006.

CHANGE IN INDEPENDENT ACCOUNTANT

On June 14, 2006, we engaged Mayer Hoffman McCann P.C. as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2006. We had not previously consulted Mayer Hoffman McCann P.C. prior to June 14, 2006 regarding any of the matters specified in Item 304(a)(2) of Regulation S-K adopted by the SEC.

On May 19, 2006, we decided to dismiss Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm.  The decision to change accounting firms from Deloitte to Mayer Hoffman McCann P.C. was approved by the Audit Committee of our board of directors.

The reports of Deloitte on our financial statements for the fiscal years ended January 2, 2005 and January 1, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the our fiscal years ended January 2, 2005 and January 1, 2006 and through May 19, 2006, we did not have any disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our fiscal years ended January 2, 2005 and January 1, 2006 and through May 19, 2006, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the SEC, except that in connection with Deloitte’s audit of our financial statements dated January 2, 2005, Deloitte identified the following material weaknesses:

1.      We did not maintain sufficient documentation of the design or operation of our computer program change control process relating to database software, systems software and network software, and in certain circumstances did not maintain adequate user access controls. Subsequent to our evaluation, we engaged third-party consultants to assist in designing and implementing appropriate procedures and controls over computer program changes as well as user access.

2.      We did not maintain documentation supporting certain inventory reserves and did not analyze, reconcile and adjust certain accounts in our consolidation on a timely basis. None of these deficiencies resulted in any material misstatements of our consolidated financial statements. We have established new procedures to ensure that inventory reserves are properly documented and our consolidation accounts are analyzed and adjusted on a timely basis.

The Audit Committee of our board of directors discussed the subject matter of the above material weaknesses with Deloitte. We have authorized Deloitte to respond fully to the inquiries of Mayer Hoffman McCann P.C. concerning the subject matter of these material weaknesses.

We provided Deloitte with a copy of this disclosure prior to filing our Form 8-K dated May 24, 2006 with the SEC. Deloitte’s letter addressed to the Commission stating whether Deloitte agrees with the statements made by us in response to the disclosure set forth in the Form 8-K and, if not, stating the respects in which it does not agree is attached as an exhibit to the Form 8-K dated May 24, 2006.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The audit committee pre-approves and reviews audit and permissible non-audit services to be performed by Cherokee’s independent auditors including fees charged by Mayer Hoffman McCann P.C. for such services. The audit committee has determined that the provision of the services described below is compatible with maintaining the independence of Mayer Hoffman McCann P.C.

The following table sets forth the aggregate fees since June 2006 billed by Mayer Hoffman McCann P.C. for the following services for fiscal years 2006:

Description of Services	2006	2005
Audit Fees(1)	$783,871	—
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total	$783,871	—

The following table sets forth the aggregate fees prior to June billed by Deloitte & Touche LLP for the following services for fiscal years 2005 and part of 2006:

Description of Services	2006	2005
Audit Fees(1)	$56,635	$758,597
Audit-Related Fees(2)	—	56,680
Tax Fees(3)	—	54,563
All Other Fees	—	—
Total	$56,635	$869,840

(1)          Represents the aggregate fees billed for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports and statutory audits of foreign subsidiaries.

(2)          Represents the aggregate fees billed for professional services rendered for employee benefit plan audits, advisory services relating to the Sarbanes-Oxley Act and other accounting consultation and assistance.

(3)          Represents the aggregate fees billed for professional services rendered for tax consultation, planning and compliance.

Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting. The Mayer Hoffman McCann P.C. representatives will have the opportunity to make a statement at the Annual Meeting if they so desire and are expected to be available to answer appropriate questions.

SUBMITTING A PROXY VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

Stockholders with shares registered directly with Computershare Trust Company may submit a proxy to vote those shares telephonically or via the Internet by following the instructions on the proxy card that they receive.

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Computershare for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may provide voting instructions to the broker or bank holding your shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting web site (www.proxyvote.com).

ANNUAL REPORT

Our 2006 annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2006, has been mailed to stockholders along with this proxy statement. If you have not received our annual report and wish to receive a copy, please call Investor Relations at (714) 544-6665, and we will send a copy to you.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our 2008 annual meeting of stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than February 15, 2008. Such proposal should be sent to our Secretary at 2841 Dow Avenue, Tustin, California 92780. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business the stockholder desires to bring before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the number of shares of Cherokee stock that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.

If a stockholder wishes to present a proposal before the 2008 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must give written notice to us at the address noted above. The notice must be submitted by April 19, 2008 (90 calendar days prior to the anniversary of the 2007 annual meeting of stockholders) but no earlier than March 20, 2008 (120 calendar days prior to the anniversary of the 2007 annual meeting of stockholders). However, in the event that the 2008 annual meeting of stockholders is called for a date that is not within 30 calendar days before or 30 calendar days after the anniversary date of the 2007 annual meeting of stockholders, we must receive such notice not later than the tenth day following the day on which the notice of the date of the 2008 annual meeting is mailed or the date of the 2008 annual meeting is publicly disclosed, whichever occurs first.

OTHER BUSINESS

The board of directors does not presently intend to bring any other business before the annual meeting, and, so far as is known to the board, no matters are to be brought before the annual meeting except as specified in the notice of the annual meeting. As to any business that may properly come before the annual meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

It is important that proxies be returned promptly. Therefore, stockholders, whether or not they expect to attend the meeting in person, are requested to complete, date, and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose or to submit their proxy via the Internet or by telephone as described above. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this proxy statement.

By Order of the Board of Directors

CHEROKEE INTERNATIONAL CORPORATION

/s/ LINSTER W. FOX
Linster W. Fox Executive Vice President, Chief Financial Officer and Secretary

Dated: June 15, 2007

Annex A

CHEROKEE INTERNATIONAL CORPORATION

2004 OMNIBUS STOCK INCENTIVE PLAN

Section 1.   General Purpose of Plan; Definitions.

The name of this plan is the Cherokee International Corporation 2004 Omnibus Stock Incentive Plan (the “Plan”). The Plan was adopted by the Board (defined below) on February 16, 2004, subject to the approval of the stockholders of the Company (defined below). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

(b)   “Board” means the Board of Directors of the Company.

(c)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(d)   “Committee” means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(e)    “Company” means Cherokee International Corporation, a Delaware corporation (or any successor corporation).

(f)    “Deferred Stock” means the right to receive Stock at the end of a specified deferral period granted pursuant to Section 7 below.

(g)    “Disability” means the inability of a Participant to perform the essential functions of his or her position with the Company or any Parent or Subsidiary by reason of a physical or mental disability or infirmity, as determined by the Board in its sole discretion, (i) for a continuous period of more than ninety (90) days, or (ii) for one hundred twenty (120) days in any consecutive twelve (12)  month period. The date of such Disability shall be the ninety-first consecutive day or the one hundred twenty-first day in any consecutive twelve (12) month period, as the case may be.

(h)   “Eligible Recipient” means an officer, director, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

(i)    “Employee Director” means any director of the Company who is also an employee of the Company or of any Parent or Subsidiary.

(j)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)   “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, (A) the closing sale price of a share of Stock on such date on the principal securities exchange on which the Company’s equity securities are listed or traded, or (B) in the absence of an established market for the Stock, the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion. Notwithstanding anything to the contrary contained herein, for purposes of the grant of Initial Options (as defined in Section 5(h)) to

Non-Employee Directors on the Effective Date (as defined in Section 11), the fair market value of the Shares shall be the initial price to the public as set forth in the final prospectus included within the Registration Statement.

(l)    “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m)  “Non-Employee Director” means a director of the Company who is not an employee of the Company or of any Parent or Subsidiary.

(n)   “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

(o)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(p)   “Participant” means (i) any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive grants of Stock Options, Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock, or Performance Shares or any combination of the foregoing, or (ii) any Non-Employee Director who is eligible to receive grants of Stock Options pursuant to Section 5(h) below.

(q)   “Performance Shares” means shares of Stock that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 7 below.

(r)    “Registration Statement” means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial underwritten public offering of the Company’s Stock.

(s)    “Restricted Stock” means shares of Stock subject to certain restrictions granted pursuant to Section 7 below.

(t)    “Stock” means the common stock, par value $0.001 per share, of the Company.

(u)   “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

(v)    “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5 below.

(w)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.   Administration.

The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”), by the Board or, at the Board’s sole discretion,  by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to awards granted to Non-Employee Directors.

Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan:  (a) Stock Options, (b) Stock Appreciation Rights, (c) awards of Restricted Stock, Deferred Stock or Performance Shares or (d) any combination of the foregoing; provided, however, that automatic, nondiscretionary grants of Stock Options shall be made to Non-Employee Directors pursuant to and in accordance with the terms of Section 5(h) below. Except as otherwise provided in Section 5(h) below, the Administrator shall have the authority:

(a)    to select those Eligible Recipients who shall be Participants;

(b)   to determine whether and to what extent Stock Options, Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock or Performance Shares or a combination of any of the foregoing, are to be  granted hereunder to Participants;

(c)    to determine the number of shares of Stock to be covered by each award granted hereunder;

(d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder (including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock or Deferred Stock and the conditions under which restrictions applicable to such awards of Restricted Stock or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to awards of Performance Shares);

(e)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing granted hereunder; and

(f)    to reduce the option price of any Stock Option to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Stock Option has declined since the date such Stock Option was granted.

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.   Stock Subject to Plan.

The total number of shares of Stock reserved and available for issuance under the Plan shall be 800,000 shares, plus an annual increase to be added on the first day of the Company’s fiscal year (beginning 2005) equal to the lesser of (i) 450,000 shares or (ii) two percent (2%) of the number of outstanding shares on the last day of the immediately preceding fiscal year. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, and awards of Restricted Stock, Deferred Stock and Performance Shares may be granted to any Participant during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 500,000 shares of Stock reserved for the purposes of the Plan.

Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any award of Restricted Stock, Deferred Stock or Performance Shares granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares of Stock are returned to the Company in satisfaction of such indebtedness, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan and the maximum number of shares of Stock that may be granted to any Participant in any calendar year, (ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock, Deferred Stock and Performance Shares granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right related to any Stock Option. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.   Eligibility.

Eligible Recipients shall be eligible to be granted Stock Options, Stock Appreciation Rights, awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.   Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant to any officer or employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Directors who are not also officers or employees of the Company or of any Parent or Subsidiary, consultants or advisors to the Company or to any Parent or Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)    Option Price.   The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, (ii) in the case of Non-Qualified Stock Options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, be less than 100% of the Fair Market Value of the Stock on such date and (iii) in any event, be less than the par value (if any) of the Stock. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(b)   Option Term.   The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(c)    Exercisability.   Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any “change in control” of the Company (as defined in the agreement evidencing such Stock Option).

(d)   Method of Exercise.   Subject to paragraph (c) of this Section 5, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised and the minimum statutory withholding taxes with respect thereto, (iii) in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iv) any other form of consideration approved by the Administrator and permitted by applicable law or (v) any combination of the foregoing. If payment of the option price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares of Stock received upon the exercise of such Stock Option shall be restricted in accordance with the original terms of the Restricted Stock award or Performance Shares award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares of Stock equal to the number of shares surrendered upon the exercise of such Stock Option. A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (b) of Section 10 below. Notwithstanding the foregoing, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(d) of the Exchange Act shall be permitted to pay the exercise of a Stock Option using any method which would violate Section 13(k) of the Exchange Act.

Notwithstanding anything to the contrary contained herein, a Stock Option may not be exercised for a fraction of a share of Stock.

The Administrator may require the surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options and other awards hereunder.

(e)    Non-Transferability of Options.   Except by will or under the laws of descent and distribution, the Participant shall not be permitted to sell, transfer, pledge or assign any Stock Option, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

(f)    Termination of Employment or Service.   If a Participant’s employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates by reason of his or her death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the agreement evidencing such Stock Option, or as otherwise determined by the Administrator.

(g)    Annual Limit on Incentive Stock Options.   To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

(h)   Automatic Grants of Stock Options to Non-Employee Directors.   The Company shall grant Non-Qualified Stock Options to Non-Employee Directors pursuant to this subsection (h), which grants shall be automatic and nondiscretionary and otherwise subject to the terms and conditions set forth in this subsection (h) and the terms of the Plan (“Automatic Non-Employee Director Options”). Each Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 10,000 shares of Stock (an “Initial Option”) upon the later of (i) the Effective Date or (ii) the date the Non-Employee Director first joins the Board, and thereafter shall be automatically granted a Non-Qualified Stock Option to purchase 10,000 shares of Stock (the “Annual Options”) on the date immediately following the Company’s annual meeting of stockholders (beginning 2005); provided, however, that he or she is then a director of the Company and, provided, further, that as of such date, such director shall have served on the Board for at least the preceding six (6) months.

The term of each Automatic Non-Employee Director Option shall be ten (10) years, and the option price per share of Stock purchasable under an Automatic Non-Employee Director Option shall be no less than 100% of the Fair Market Value of the Stock on the date of grant. Each Automatic Non-Employee Director Option shall vest in four equal annual installments commencing on the anniversary of the date of grant.

In the event that the number of shares of Stock available for grant under the Plan is not sufficient to accommodate the Automatic Non-Employee Director Options, then the remaining shares of Stock available for Automatic Non-Employee Director Options shall be granted to Non-Employee Directors on a pro-rata basis. No further grants shall be made until such time, if any, as additional shares of Stock become available for grant under the Plan through action of the Board and/or the stockholders of the Company to increase the number of shares of Stock that may be issued under the Plan or through cancellation or expiration of awards previously granted hereunder.

Section 6.   Stock Appreciation Rights.

Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Stock to be awarded, the exercise price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more shares than are subject to the Stock Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.

Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)    Awards.   The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a “Stock Appreciation Right Agreement”) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(b)   Exercisability.

(i)    Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant’s death or Disability prior to the expiration of such six-month period.

(ii)   Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 above and this Section 6 of the Plan; provided, however, that a Related Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option; provided, further, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant’s death or Disability prior to the expiration of such six-month period.

(c)    Payment Upon Exercise.

(i)    Upon the exercise of a Free Standing Stock Appreciation Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(ii)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(d)   Non-Transferability.

(i)    Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5 of the Plan.

(ii)   Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

(e)    Termination of Employment or Service.

(i)    In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(ii)   In the event of the termination of employment or service of a Participant who has been granted one or more Related Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Stock Options.

(f)    Term.

(i)    The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(ii)   The term of each Related Stock Appreciation Right shall be the term of the Stock Option to which it relates, but no Related Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

Section 7.   Restricted Stock, Deferred Stock and Performance Shares.

Awards of Restricted Stock, Deferred Stock or Performance Shares may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible

Recipients to whom, and the time or times at which, awards of Restricted Stock, Deferred Stock or Performance Shares shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock, Deferred Stock or Performance Shares; the Restricted Period (as defined in paragraph (b) of this Section 7) applicable to awards of Restricted Stock or Deferred Stock; the performance objectives applicable to awards of Deferred Stock or Performance Shares; and all other conditions of the awards of Restricted Stock, Deferred Stock and Performance Shares. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock, Deferred Stock or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock, Deferred Stock or Performance Shares need not be the same with respect to each Participant.

(a)   Awards and Certificates.   The prospective recipient of awards of  Restricted Stock, Deferred Stock or Performance Shares shall not have any rights with respect to any such award, unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement” or “Performance Shares Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(b), (i) each Participant who is granted an award of Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

The Company may require that the stock certificates evidencing Restricted Stock or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

With respect to awards of Deferred Stock, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

(b)   Restrictions and Conditions.   The awards of Restricted Stock, Deferred Stock and Performance Shares granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)    Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Deferred Stock or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, consultant or advisor to the Company or any Parent or Subsidiary, the Participant’s death or Disability or the occurrence of a “change in control” as defined in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, evidencing such award.

(ii)   Except as provided in paragraph (b)(i) of this Section 7, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock or Performance Shares during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to Stock subject to awards of Deferred Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares of Stock covered by Deferred Stock shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of  Restricted Stock, Deferred Stock or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

(iii)  The rights of Participants granted awards of  Restricted Stock, Deferred Stock or Performance Shares upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing such awards.

Section 8.   Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent, or that, without the approval of the stockholders (as described below), would:

(a)    except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for issuance under the Plan;

(b)   change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

(c)    extend the maximum option period under paragraph (b) of Section 5 of the Plan.

Notwithstanding the foregoing, stockholder approval under this Section 8 shall only be required at such time and under such circumstances as stockholder approval would be required under Sections 162(m) and 422 of the Code, stock exchange rules or other applicable law or regulation with respect to any material amendment to an employee benefit plan of the Company.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 9.   Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10.   General Provisions.

(a)   Shares of Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

(d)   Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 11.   Stockholder Approval; Effective Date of Plan.

(a)   The grant of any award hereunder shall be contingent upon stockholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

(b)   Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of the first trading day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective (the “Effective Date”).

Section 12.   Term of Plan.

No Stock Option, Stock Appreciation Right, or awards of Restricted Stock, Deferred Stock or Performance Shares shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CHEROKEE INTERNATIONAL CORPORATION

Annual Meeting of Stockholders To Be Held on July 17, 2007

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Cherokee International Corporation, a Delaware corporation (the “Company”), hereby appoints Jeffrey Frank and Linster W. Fox, and each of them, as proxies for the undersigned, each with full power of substitution, to vote all shares of stock of the Company which the undersigned may be entitled to vote at the 2007 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate offices located at 2841 Dow Avenue, Tustin, California, on July 17, 2007 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and in favor of Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3, AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

(Continued and to be signed on reverse side)

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 17, 2007.

Vote by Internet

•                   Log on to the Internet and go to www.investorvote.com

•                   Follow the steps outlined on the secured website.

Vote by telephone

•                   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•                   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A                Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.               To elect the following seven members to the board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

	For	Withhold		For	Withhold		For	Withhold

01 - Raymond Meyer	☐	☐	02 - Jeffrey Frank	☐	☐	03 - Vincent Cebula	☐	☐

04 - Clark Michael Crawford	☐	☐	05 - Daniel Lukas	☐	☐	06 - Larry Schwerin	☐	☐

07 - Edward Philip Smoot	☐	☐
2. To ratify the selection of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending December 30, 2007.					For ☐	Against ☐	Abstain ☐
3. To increase the number of shares of the Company’s common stock reserved for issuance under the Company’s 2004 Omnibus Stock Incentive Plan by 1,000,000 shares.					For ☐	Against ☐	Abstain ☐

4.               To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

B                Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C               Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon and date. If the shares are registered in the names of two or more persons, each holder should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.

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